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                              WHITE MARSH BUSINESS CENTER
                                  AGREEMENT OF LEASE



    THIS AGREEMENT OF LEASE, is made as of this _____ day of November, 1988, between WHITE MARSH BUSINESS CENTER LIMITED PARTNERSHIP, a limited partnership organized and existing under the law of Maryland ("Landlord"), and TOWSON COPY PRODUCTS, INC., a Maryland corporation ("Tenant").

    WITNESSETH, THAT FOR AND IN CONSIDERATION of the rents, and of the mutual covenants and agreements of the parties hereto, as are hereinafter set forth, Landlord and Tenant do hereby agree as follows.

    SECTION 1. CERTAIN DEFINED WORDS AND PHRASES. As used in this Lease, the following words or phrases shall have the following meanings.

    1.1. "CENTER" That certain office/industrial development commonly known as White Marsh Business Center and located on Lot ZC as shown on a plat entitled "Resubdivision of Lot 2, White Marsh Business Community," which plat is recorded among the Land Records of Baltimore County, Maryland, in Plat Book EMK3r. No. 52, Folio 143.

    1.2. "PREMISES". That portion of the Center leased by Tenant from Landlord and shown cross-hatched on Exhibit A, containing the agreed upon equivalent of 5,837 square feet.

    1.3. "TERM". A period of four (4) years, and four (4) months, plus the fractional part of a month commencing on the agreed upon date of FEBRUARY 25, 1989 or if no date is herein set forth, then on the date established pursuant to Section 3 hereof.

    1.4 "LEASE YEAR". A period of twelve (12) consecutive full calendar months, provided that the fifth Lease Year shall consist of a period equal to the sixteen (16) consecutive full calendar months then remaining in the Term. The first Lease Year shall begin on the date of commencement of the term hereof if the date of commencement of the term hereof shall occur on the first day of the calendar month; if not, then the first Lease Year shall commence on the first day of the calendar month next following the date of commencement of the term hereof. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year.

    1.5. "PERMITTED USE". The use of the Premises as sales, administrative, customer service and general office space.

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    1.6. "BASIC RENT". For the first, second and third Lease Years Basic Rent shall be the annual sum of $44,069.35, payable in equal consecutive monthly installments of $3,672.45 each, subject to adjustment as set forth in Subsection 4.1. For the fourth Lease Year the Basic Rent shall be the annual sum of $49,357.56, payable in consecutive monthly installments of $4,113.13 each.

    1.7. "BUILDING". The building situate within the Center and known as 5020 Campbell Boulevard, containing the agreed upon rentable area of 44,645 square feet (the "Rentable Area").

    1.8. "TENANT'S PROPORTIONATE SHARE". Thirteen and One hundredth percent (13.01%).

    1.9. "DEPOSIT". The sum of $7,344,90, of which amount $3,672.45 shall constitute payment by Tenant of the Basic Rent due hereunder for the fifth full month of the Term and the balance thereof in the amount of $3,672.45 shall be applied as provided in Section 5.2. The security deposit is due at signing of the Lease and the sixth month rent is due at occupancy.

    1.10. "TENANT NOTICE ADDRESS". The term means:

          5020 Campbell Boulevard
          Suite 1
          Baltimore, Maryland 21236

    SECTION 2. LEASE OF PREMISES. Landlord hereby leases to the Tenant and Tenant rents from the Landlord the Premises, located in the Building within the Center.

    SECTION 3. TERM. The term of this Lease shall commence upon the date specified in Subsection 1.3, but if no date is specified, then upon the earlier to occur of (i) the date on which the Tenant opens or uses the Premises, or (ii) that date which is fifteen (15) days after Landlord gives written notice to Tenant of substantial completion; and terminating (unless sooner terminated pursuant to the provisions of this Lease) on the last day of the last calendar month of the Term. Promptly upon the commencement of the Term, the parties shall enter into a supplementary agreement or certificate, setting forth the dates of such commencement and termination. "Substantial completion" means that the improvements to the Premises to be performed by Landlord as required by Section 4.1 have been substantially completed except for so-called punch list items, and that they are ready for Tenant to commence the installation of its trade fixtures, equipment and inventory, and so certified to by the Landlord or his representative.

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    SECTION 4. CONSTRUCTION OF PREMISES

    4.1. COMPLETION OF BUILDING. Landlord will construct on the Center the Building in which the Premises are to be located, or cause it to be constructed, as promptly as possible, subject to conditions constituting force majeure, or other causes beyond Landlord's reasonable control. In addition, Landlord shall, at its cost and expense, construct the Premises for Tenant's use and occupancy in accordance with plans and specifications prepared by Landlord or Landlord's architect, in the following manner. Within ten (10) days from the date of the execution of this Agreement. Tenant shall provide Landlord with Final Plans and Specifications (the "Final Plans and Specifications") prepared by a professional designer, interior designer, or architect, approved by Landlord in advance, for the layout of the Leased Premises, including the dimensioned location of all partitions, interior doors, lighting fixtures, lightpole switches, electrical outlets, telephone receptacles or systems, together with the specifications therefor and any other improvements Tenant desires to be made thereto prior to the commencement of the term of this Lease. If Tenant fails to submit the Final Plans and Specifications within ten (10) days after the execution of this Lease then Tenant shall be assessed a penalty equivalent to the one-thirtieth of the monthly installment of Basic Rent as set forth under Subsection 1.6 of this Lease for each day late. Upon completion, the Final Plans and Specifications shall be submitted to Landlord for its review and approval. The Final Plans and Specifications shall be substantially in the form of the Preliminary Plans and Specifications (the "Preliminary Plans and Specifications") attached hereto on Exhibit "B". The parties acknowledge and agree that the Basic Rent set forth in Subsection 1.6 incorporates the parties' best estimate, based upon the Preliminary Plans and Specifications and, as of the date of this Lease, of the cost of completion of Leasehold Improvements, and that such estimate may differ from the actual cost calculated with reference to the Final Plans and Specifications. Accordingly, Landlord shall have the right to adjust the Basic Rent to reflect of the cost to complete the modified improvements based upon the Final Plans and Specifications.

    Landlord shall notify Tenant of such adjustment, if any, at the time Landlord notifies Tenant of Landlord's approval of the Final Plans and Specifications. Tenant shall have five (5) days (not counting any intervening Saturday or Sunday) to approve or disapprove Landlord's adjustment to Basic Rent, if any, and shall be deemed to have accepted and approved the adjustment to Basic Rent, if any, unless Tenant shall have notified Landlord to the contrary, in writing, in accordance with Section 25 of this Lease, within such five (5) day period. If Tenant fails to accept the Landlord's adjustment to Basic Rent within such five (5) day period, then Landlord shall, at its sole option and discretion, have the right to declare this Agreement null and void and of no further force and effect. If, however, Tenant accepts the adjustment to Basic Rent, if any, whether by express letter of acceptance given within such five (5) day

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period or by failure to reject the same within such five (5) day period, then
Tenant agrees to execute and acknowledge such instruments confirming such acceptance as Landlord may from time to time require. Upon Tenant's acceptance of the adjustment to Basic Rent, if any, in the manner herein described, Landlord shall construct or cause to be constructed all of the Leasehold Improvements required by the Final Plans and Specifications. Upon taking possession and occupying the Leased Premises, Tenant shall thereby be deemed to have accepted the same and to have acknowledged that the Leased Premises are in the condition called for hereunder and under the Final Plans and Specifications. Under no circumstances shall Landlord be liable to Tenant for damages for any delay in commencing or completing construction of the Premises or for a total failure to complete or deliver the same.

    4.2. RIGHT OF CANCELLATION. Anything herein to the contrary notwithstanding, if for any reason the Term of this Lease shall not have commenced within one (1) year from the date of this Lease then either party shall have the right and option to terminate this Lease by written notice to the other, whereupon, effective with the giving of such notice, this Lease shall be cancelled and neither party shall have any liability arising hereunder, except that Landlord shall return any sum deposited by Tenant pursuant to Subsection 1.9 hereof, plus any interest accrued if monies were held in an interest bearing checking account.

    4.3. ACCEPTANCE OF PREMISES. By opening for business, Tenant shall be deemed to have accepted the Premises, to have acknowledged that they are in the condition called for hereunder and to have agreed that the obligations of Landlord imposed for the delivery of the Premises have been fully performed. Landlord agrees to assign for the benefit of Tenant such warranties as may be available from Landlord's contractors with respect to Landlord's work in the construction of the Premises.

    SECTION 5. RENT. Tenant covenants and agrees to pay to Landlord during the Term, as Rent for the Premises, the following.

    5.1 BASIC RENT. The Basic Rent shall be payable in equal monthly installments in advance on the first day of each full calendar month during the Term, without any deduction or setoff whatsoever, and without demand. The first monthly payment shall include any prorated Basic Rent for the period from the date of the commencement of the Term to the first day of the first full calendar month.

    5.2 DEPOSIT. Landlord hereby acknowledges receipt from Tenant of the Deposit. In no instance shall the amount of such Deposit be considered a measure of liquidated damages. All or any part of the Deposit may be applied by Landlord in total or partial satisfaction of any default by Tenant. The application of all or any part of the Deposit to any obligation or default of Tenant under this Lease shall not deprive

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Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. If all or any part of the Deposit is applied to an obligation of Tenant under this Agreement then Landlord shall have the right to call upon Tenant to restore the Deposit to its original amount by giving notice to Tenant and Tenant shall immediately restore the Deposit by payment thereof to Landlord. The Deposit shall be held by Landlord without liability for interest; Landlord shall be entitled to the full use of the Deposit and shall not be required to keep it in a segregated account or escrow. It is understood and agreed that should Landlord convey its interest under this Lease, the Deposit may be turned over by Landlord to Landlord's grantee or transferee, and upon any such delivery of the Deposit, Tenant hereby releases Landlord herein named of any and all liability with respect to the Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee, and it is further understood that this provision shall also apply to subsequent grantees and transferees. Landlord will return the balance of the Deposit not previously applied as provided herein, within thirty (30) days after expiration of the Term, plus any interest accrued if monies were held in an interest bearing account.

    5.3. REAL ESTATE TAXES. Landlord shall pay all Taxes levied upon or assessed against the land and improvements comprising the Center and the appurtenances thereto during the Term of this Lease. If the Taxes payable by Landlord are increased in any Tax Year during the Term of this Lease over the amount of such Taxes due and payable with respect to the Center for the Tax Tear in effect as of the Commencement of this Lease, then Tenant shall pay to Landlord, as Additional Rent, its Proportionate Share of such Tax increase. The term "Taxes" shall be defined as (i) all real estate and other ad valorem taxes, including, without limitation, real estate rental, receipt or gross receipt tax or any other tax on Landlord (excluding Landlord's income taxes), now or hereafter imposed by any federal, state or local taxing authority and whether as a substitution for or in addition to the present method of real property taxation currently in use; (ii) costs of attorney's and appraiser's fees, if necessary, incurred in connection with any negotiation, contest or appeal pursued by Landlord in an effort to reduce taxes, and (iii) any metropolitan district water and sewer charges and other governmental charges which customarily are part of the real estate tax bill issued by governmental authorities charged with said responsibility.

    Taxes shall be adjusted on a proportionate basis for any period which shall be less than a Tax Year. The Tax Year shall be the year so established by the governmental authority charged with that responsibility. Landlord agrees to provide Tenant with a copy of the Tax bill and the calculation of Tenant's share thereof within a reasonable time. Tenant agrees to pay its Proportionate Share of any increase in Taxes above the amount of Taxes due and payable during the Tax Year in effect as of the commencement of the Term. Tenant shall pay such Proportionate Share of Taxes within thirty (30) days after written request therefor by Landlord, and further agrees, in lieu thereof, at the prior request and

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election of Landlord, to pay the same in equal monthly installments in such amounts as are estimated and billed for each Tax Year by Landlord at the commencement of the Term and at the beginning of each successive Tax Year, with appropriate adjustment being made at the end of each Tax Year.

    5.4. COMMON AREA EXPENSE. During each Lease Year of this Lease, and during any Lease Year of any renewal term hereof, Tenant will pay to Landlord its Proportionate Share of Common Area Expense, at the time and in the manner provided in the last sentence of Section 5.3 hereof. "Common Area Expense" means the total cost and expense, including reasonable administrative charges and overhead, incurred by Landlord in the operation, maintenance and repair of common areas of the Center and all areas, space, equipment, facilities and improvements thereon and services therein, including, but not by way of limitation, the operation of the areas and services described in Sections 7 and 10 hereof.

    5.5. ADDITIONAL RENT. Tenant's liability for its Proportionate Share of the expenses described in Subsections 5.3 and 5.4 hereof, together with any other charges due and payable from Tenant as set forth in the Lease, shall be deemed Additional Rent.

    5.6. ADJUSTMENT OF PROPORTIONATE SHARE. If Landlord, in Landlord's sole discretion, elects to construct one or more additional buildings ("Additional Building") within the Center, Landlord shall have the right, by written notice to Tenant, to adjust Tenant's Proportionate Share. The adjustment shall be made by adding to the Rentable Area of the Building the rentable area of any Additional Building upon substantial completion thereof, and by dividing the total by the Rentable Area of the Premises. Appropriate proration shall be made for any partial period of a Lease Year resulting from such adjustment.

    5.7. LATE CHARGE FOR FAILURE TO PAY RENT AND ADDITIONAL RENT. If Tenant fails to pay any Basic Rent or any Additional Rent within ten (10) days of the time it is due and payable then Landlord, in addition to all other rights and remedies contained in this Lease, may assess a one-time late charge against Tenant at a rate of five percent (5%) of the delinquent rental payment and such unpaid amounts shall bear interest from the due date thereof to the date of payment at a rate of twelve percent (12%) per annum. Tenant shall further be responsible for the payment of any reasonable legal expense and management fees incurred by Landlord in collecting any delinquent Rent due hereunder.

    5.8. ALL CHARGES CONSTITUTE RENT. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Basic Rent or Additional Rent, and including any and all advances, charges, costs or fees incurred by Landlord in collecting any sums due from Tenant hereunder, or otherwise in preserving the rights of

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Landlord hereunder or in enforcing the rights and obligations of Landlord and
Tenant hereunder, (and specifically including legal expenses and management fees incurred by Landlord hereunder) shall constitute and shall be referred to as "Rent" for the purposes of this Lease as well as Section 502(b)(6) of the Bankruptcy Code, 11 U.S.C. section 502(b)(6).

    SECTION 6. PERMITTED USE AND CONTINUED OCCUPANCY. The Premises shall be used and occupied for the Permitted Use and for no other use or purpose. Furthermore, the premises shall not be used in any way which may violate any certificate of occupancy or other governmental requirements or restrictions of record.

    SECTION 7. COMMON AREAS. During the Term of this Lease Tenant shall be entitled to the non-exclusive use, free of charge, but in common with others, of the driveways, footways, and parking areas presently existing, provided that such use shall be subject to such reasonable rules and regulations as Landlord may from time to time prescribe; and provided further, that Landlord shall at all times have full and exclusive control, management and direction of the driveways, footways, and parking areas. Landlord shall further have the right to police them, to restrict parking by Tenants, their officers, agents, employees, contractors and invitees; to close temporarily all or any portion of the parking areas of facilities as may be required for proper maintenance and/or repair; to discourage non-customer parking; and to do and perform such other acts in and to such areas as, in the use of its business judgment, Landlord shall determine to be advisable in order to improve or make more convenient the use thereof by tenants, their officers, agents, employees and customers. Landlord may from time to time change the location, layout and arrangement of the parking areas, driveways, and footways and reduce them by erecting thereon buildings or other structures or improvements of any kind including, but not limited to, extensions to the Center; provided that the convenience of parking facilities available to Tenant shall not be substantially prejudiced thereby; and provided further that there shall at all times be provided such parking facilities as meet local governmental requirements. Landlord shall provide reasonable illumination for the driveways, footways and parking areas, and will keep them in reasonable repair and reasonably free of litter and snow.

    SECTION 8. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, mortgage or encumber this Lease, in whole or in part, nor sublease all or any part of the Premises, nor permit other persons to occupy the Premises or any part thereof, nor grant any license or concession for all or any part of the Premises, without the prior written consent of Landlord in each instance, whose consent shall not be unreasonably withheld. Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any

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subsequent assignment or subletting and shall not relieve Tenant of liability hereunder. An assignment for the benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest under this Lease unless Landlord shall have first consented thereto in writing. If any partnership interest or corporate shares of stock of Tenant are transferred by sale, assignment, bequest, inheritance, operation of law or otherwise, so as to result in a change of the voting control of Tenant by those owning a majority of the partnership interest or corporate shares of Tenant as of the date hereof, Tenant shall so notify Landlord of said change. Landlord may terminate this Lease at any time after any such change of control by giving Tenant ninety (90) days prior written notice thereof, but such cancellation shall not relieve Tenant of liability hereunder. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. section 101, ET SEQ. (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the Estate of Tenant within the meaning of the Bankruptcy Code. All monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

    SECTION 9. REPAIRS.

    9.1. EXTERIOR REPAIRS. Landlord shall keep and maintain the roof and other exterior portions of the Premises (exclusive of doors, windows, and glass) in repair, provided that Tenant shall give Landlord written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by Tenant, its agents, contractors, or employees, in which event Tenant shall be responsible therefor and shall promptly repair it. Except as expressly set forth in this Subsection 9.1, Landlord shall be under no liability for repair or maintenance of the Premises, or any part thereof; nor shall Landlord be under any liability to repair or maintain any electrical, plumbing, heating, air conditioning or other mechanical installations or equipment.

    9.2. INTERIOR REPAIRS. Tenant shall keep the interior of the Premises, together with all electrical, plumbing, heating, air conditioning and other mechanical installations and equipment used by or in connection with the Premises, in good order, replacement and repair, and promptly replace any plate glass which may be broken or damaged with glass of like kind and quality, and surrender the Premises at the expiration of the Term in as good condition as when received except for ordinary wear and tear and damage by fire or other casualty included in the extended coverage endorsement to Landlord's fire insurance policies. Tenant will not overload the electrical wiring and will not install any additional electrical

                                    -8-


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wiring or plumbing unless it has first obtained Landlord's written consent thereto, and, if such consent is given, Tenant will install them at its own cost and expense. Tenant will repair promptly, at its own expense, any damage to the Premises caused by bringing into the Premises any property for Tenant's use, or by the installation, use or removal of such property, regardless of fault or by whom such damage shall be caused unless caused by Landlord, its agents, employees or contractors. In furtherance of Tenants obligations, Tenant covenants and agrees to obtain a maintenance, repair and service contract on the HVAC system, such contract to be on such terms and with such company as shall be approved reasonably by Landlord and delivered to Landlord within thirty (30) days after commencement of the Term. Landlord shall transfer all warranties on electrical, plumbing, HVAC and other mechanical equipment.

    9.3. LANDLORD'S RIGHT TO REPAIR. If Tenant does not proceed promptly and diligently to make any repairs or perform any obligation imposed upon it by the preceding subsections within forty-eight (48) hours after receiving written notice from Landlord to make such repairs or perform such obligation, then Landlord may, at its option, enter the Premises and do and perform the things specified in the notice, without liability on the part of Landlord for any loss or damage resulting from any such action by Landlord, and Tenant agrees to pay promptly upon demand any cost or expense incurred by Landlord in taking such action. Landlord agrees, after written notice from Tenant, to make those repairs required of it under this Lease and to perform its obligations hereunder as promptly as reasonably possible under the circumstances.

    SECTION 10. UTILITIES. Tenant shall reimburse Landlord upon demand for Tenant's Proportionate Share of all utility charges for the Center not billed directly to Tenant. Tenant shall pay the charges for all utility services billed directly to Tenant promptly when due, including but without limitation, heat, electricity and telephone. If Tenant defaults in the payment of any such charges, Landlord may, at its option, pay them for Tenant's account, in which case Tenant shall promptly reimburse Landlord therefor. Landlord will provide and maintain the necessary mains and electrical conduits to bring water and electricity to the Premises. Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any interruption in service of electricity, water, heat, telephone or air conditioning whether caused by the making of any repairs or improvements in the Building or otherwise. The cost of installing any meters, where necessary to measure Tenant's consumption of said utilities, shall be at Tenant's expense.

    SECTION 11. COMPLIANCE WITH RULES, ORDINANCES, ETC. Tenant shall, throughout the Term, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, notices, orders, rules, regulations and requirements of or made by any and all federal, state or municipal governments of the appropriate departments, commissions, boards and officers thereof, as well as any and all notices, orders, rules and

                                      -9-
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regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted and exercising similar functions, relating to all or any part of the Premises; provided, however, that Tenant shall not be required to take any affirmative action in order to comply with the foregoing laws, ordinances and notices with respect to the exterior of any portion of the Building other than the Premises unless the need for such compliance arises out of Tenant's use, manner of use or occupancy of, or installations within or upon, the Premises or such portion of the Building. Tenant shall likewise observe and comply with the requirements imposed by any and all policies of public liability, fire and other insurance at any time in force with respect to the Premises or with respect to the Building, any other improvements upon the Premises, and/or equipment therein. Tenant shall comply with the National Fire Code which prohibits smoking in storage areas containing combustible products and shall install, at its expense, "No Smoking" signs in those areas of the Premises. Tenant shall also install fire extinguishers throughout the Premises and shall inspect such extinguishers at least once a year and refill and maintain such extinguishers as often as necessary. Tenant shall also comply with Landlord's rules and regulations attached hereto as Exhibit C.

    SECTION 12. TENANT'S ALTERATIONS. Tenant shall not paint or decorate, or make any alterations, additions or improvements to the Building or to the Premises, or any part thereof, without Landlord's prior written consent in each instance which consent shall not be unreasonably withheld. Tenant shall present plans and specifications for such work to Landlord at the time approval is sought. Before making any alterations, additions, installations, or improvements Tenant shall, at its expense, obtain all permits, approvals and certificates required by governmental authorities and, upon completion, certificates of final approval thereof, and shall deliver duplicates of all such permits, approvals and certificates to Landlord promptly thereafter. Tenant agrees to carry and will cause Tenant's contractors and subcontractors to carry such workmen's compensation, general liability, personal and property damage insurance as Landlord may require. Any alterations, additions or improvements made by Tenant constituting fixtures shall immediately become the property of Landlord and shall remain upon the Premises. Alternately, Landlord may elect to require Tenant to remove such alterations, additions and improvements and restore the Premises to their original condition, in which case Tenant shall comply with such requirement prior to the expiration or other termination of this Lease. Tenant shall not cut or drill into or secure any fixtures, apparatus or equipment of any kind in or to any part of the Premises without first obtaining Landlord's written consent. Tenant shall cause to be removed within ten (10) days after notice thereof any lien, including any mechanic's lien asserted against work performed upon the Premises. Tenant shall also defend on Landlord's behalf, at Tenant's sole cost and expense, any action, suit or proceeding for the enforcement of any such lien, and Tenant shall pay any damages and satisfy and discharge any judgment entered thereon and save Landlord harmless from any loss, liability, expense, including reasonable counsel fees, claims or damages resulting therefrom.

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    SECTION 13. INSURANCE.

    13.1. LIABILITY INSURANCE, ETC. Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect throughout the Term, insurance against loss or liability in connection with bodily injury or death or property damage or destruction in or upon the Premises, or arising out of the use of any portion of the Center by Tenant or its agents, employees, officers, invitees, visitors and guests, under policies of general public liability insurance having such limits as to each as may be reasonably required by Landlord from time to time, but in any event of not less than One Million Dollars ($1,000,000) for each person and One Million Dollars ($1,000,000) for each occurrence with respect to bodily injury or death, and One Hundred Thousand Dollars ($100,000) for each occurrence with respect to property damage or destruction. Such policies shall name Landlord, any other parties in interest designated by Landlord from time to time, and Tenant as the insured parties, shall provide that they shall not be cancellable without at least thirty (30) days prior written notice to Landlord, and shall be issued by insurers of recognized responsibility licensed to do business in Maryland. At least five (5) days prior to the commencement of the Term, the originals or a signed duplicate copy of such policies shall be delivered by Tenant to Landlord and at least thirty (30) days before any such policy shall expire Tenant shall deliver the original or a signed duplicate copy of a replacement policy to Landlord.

    13.2 FIRE AND EXTENDED COVERAGE. Landlord shall maintain throughout the Term all risk or fire and extended coverage insurance on the Building and may maintain all risk or fire and extended coverage insurance on the equipment, fixtures and other improvements installed and/or owned by Landlord and used in connection with the Building and/or the Center, and/or all alterations, rebuildings, replacements and additions thereto, including but not limited to, insurance insuring the same against loss or damage by, or abatement of rental income resulting from fire, and other such hazards, casualties and contingencies, liability and indemnity insurance (all of which are hereinafter referred to collectively as "Insurance Costs"). Tenant shall pay to Landlord, as Additional Rent hereunder, upon demand, the amount, if any, by which Landlord's premium shall be increased by reason of Tenant's occupancy of the Premises. If the dollar amount of premiums for Insurance Costs for any Lease Year while this Lease is in effect is greater than the dollar premiums for Insurance Costs for the year in which this Lease commences, Tenant shall pay to Landlord, as Additional Rent hereunder, upon demand, its Proportionate Share of such increase during the Lease Year in which such increase takes place and during each Lease Year thereafter.

    13.3 RELEASE. Each of the parties hereto hereby releases the other, to the extent of the releasing party's actual recovery under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, even if such loss or damage shall have arisen out of the negligent or intentionally tortious act or omission of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect the said policy or the right of the insured to recover thereunder.

    SECTION 14. CHANGES TO CENTER. Landlord shall have the exclusive right to use all or any part of the roof and rear and side walls of the Premises for any purpose; to erect additional or other structures over all or any part of the Premises or the Center; to change or revise the layout of improvements within the Center, or relocate or remove the same; to partition the same; and to erect and maintain in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the interior of the Premises shall not be denied, that there shall be no encroachment upon the interior of the Premises, and that the use and enjoyment of the Premises by Tenant and its customers shall not be unreasonably denied.

    SECTION 15. FIRE OR OTHER CASUALTY.

    15.1. REPAIR OR DAMAGE. If the Premises are damaged by fire, the elements, unavoidable accident or other casualty, Landlord shall promptly at its expense repair the damage and if the Premises are not thereby rendered untenantable in whole or in part, rent shall not abate. If the Premises are rendered untenantable only in part, rent shall abate during such period proportionately as to the portion of the Premises rendered untenantable. If the entire Premises are untenantable, rent shall abate entirely during the period of untenantability.

    15.2. NO LIABILITY FOR INTERRUPTION TO BUSINESS. In no event shall Landlord be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture, property removable by Tenant under the provisions of this Lease or leasehold improvements.

    15.3. LANDLORD'S ELECTION TO TERMINATE LEASE. If the Premises are (i) rendered wholly untenantable, or (ii) damaged as a result of any cause which is not covered under standard fire and extended coverage insurance, or (iii) substantially damaged during the last two years of the Term, or if the Building of which the Premises are a part (but not the Premises), is damaged to the extent that, in Landlord's judgment, reasonably exercised, it is necessary to demolish the Building and the Premises, then in that case, Landlord may terminate this Lease by giving to Tenant notice within ninety
(90) days after the
occurrence of such event. Basic Rent and Additional Rent and other charges shall be adjusted as of the date of such cancellation.

    SECTION 16. SIGNS. Tenant shall not erect or maintain any exterior sign or any signs within the Premises visible from the outside anywhere upon the Center or Premises without first obtaining Landlord's written approval as to the size, design, location, type of composition or material thereof. Design shall be in accordance with the guidelines established by Landlord from time to time. Any such sign shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the entire cost thereof shall be borne by Tenant. Tenant shall maintain any such sign or signs in good condition and repair at all times, and pay any taxes imposed thereon.

    SECTION 17. EMINENT DOMAIN. If the whole or any part of the Premises is taken under the power of eminent domain then this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make necessary repairs and alterations to restore the part not taken to useful condition and the Basic Rent shall be reduced proportionately as to the portion of the Premises so taken. If the amount of the Premises so taken substantially impairs the usefulness of the Premises for the purposes set forth in Section 6, then either party may terminate this Lease as of the date when Tenant is required to yield possession. All compensation awarded for any taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, however, that Tenant, and not Landlord, shall be entitled to any portion of the award which does not serve to reduce Landlord's award and is made directly to Tenant in reimbursement for Tenant's cost of removal of its stock, trade fixtures, moving and relocation costs.

    SECTION 18. TRADE FIXTURES. All trade fixtures installed by Tenant in the Premises, other than improvements made by Tenant to the Premises, shall remain the property of Tenant and shall be removable from time to time and also at the expiration of the Term of this Lease or other termination thereof, provided Tenant shall not at such time be in default under any covenant or agreement contained in this Lease; otherwise such fixtures shall not be removable, and Landlord shall have a lien thereon to secure itself against loss and damage resulting from such default. Tenant further agrees to restore the Premises to their original condition, fair wear and tear excepted.

    SECTION 19. RIGHT OF ENTRY. Landlord and its representatives shall have the right at all reasonable times to enter the Premises for the purposes of
(a) inspecting them, (b) repairing them or otherwise performing any work therein as herein provided; and (c) exhibiting them for sale, lease or financing; and Landlord shall not be liable in any manner for any entry into the Premises for such purposes.

    SECTION 20. SURRENDER. Promptly upon the expiration or earlier termination of the Term, Tenant shall yield up the Premises and any and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises, clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the term of this Lease. Tenant shall remove its signs, goods and effects and machinery, fixtures and equipment used in the conduct of its trade or business and not servicing the Building, and shall repair any damage caused by the installation or the removal thereof. Unless sooner terminated pursuant to the provisions hereof, this Lease shall expire absolutely upon the expiration of the Term without the necessity of any notice or other action from or by either party hereto. Tenant further agrees that during the six (6) month period preceding the expiration date of the Term, Landlord may place upon the Premises a FOR RENT sign.

    SECTION 21. CURING THE TENANT'S DEFAULTS. If Tenant defaults in the performance of any of its obligations under this Lease then, in addition to any other rights it may have in law or equity, and after written notice to Tenant except in the case of emergency, Landlord shall be entitled (but shall not be obligated) to cure such default, and Tenant shall reimburse Landlord for any sums paid or costs incurred by Landlord, including reasonable attorney's fees, in curing such default, plus interest thereon at the lesser of the highest rate permitted by law or fifteen percent (15%) per annum, which sums, costs and interest shall be deemed to be Additional Rent hereunder and shall be payable by Tenant upon demand by Landlord.

    SECTION 22. RESPONSIBILITY OF TENANT. Tenant shall be responsible for, and shall relieve and hereby relieves Landlord from and agrees to indemnify Landlord against, any and all liability by reason of any injury or damage to Tenant or to any other person or property upon the Premises (or in the said common areas in connection with Tenant's use and enjoyment thereof), caused by any fire, breakage, leakage, collapse or other event upon the Premises or any other portion of the Center, whether or not such event results from a condition which existed prior to the execution of this Lease and whether or not such event results in the termination of this Lease by reason of damage to or destruction of the Center or the Premises, unless such fire, breakage, leakage, collapse or other event, injury or damage was caused by or results from the negligent or intentionally tortious act or omission of Landlord or its agents, officers, invitees, visitors or guests.

    SECTION 23. SUBORDINATION AND ATTORNMENT. This Lease shall be subject and subordinate at all times to the lien of any underlying ground leases, mortgages or deeds of trust now or hereafter placed by Landlord upon the Center, and to any and all advances to be made thereunder, and to all renewals, replacements and extensions thereof. This subordination shall be self-operative, and no further agreement or act on the part of Tenant shall be required to effectuate such subordination. In confirmation thereof, Tenant shall execute such further assurances as may be requested. Any mortgagee or trustee under any deed of trust may elect that this Lease shall have priority over its mortgage or deed of trust, and upon notification of such election by such mortgages or trustee to Tenant, this Lease shall be deemed to have priority over such mortgage or deed of trust whether this Lease is dated prior to or subsequent to the date of such mortgage or deed of trust. If any proceedings are brought for the foreclosure of any portion of the Center of which the Premises are a part, or if the power of sale under a mortgage or deed of trust is exercised, then Tenant, upon request, shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Tenant hereby appoints Landlord to be the attorney-in-fact of Tenant (which appointment is irrevocable and coupled with an interest) to execute and deliver any such instrument or instruments for and on behalf of and in the name of Tenant.

    SECTION 24. DEFAULTS BY THE TENANT.

    24.1. DEFAULT. If any one or more of the following events shall occur:
(a) Tenant shall fail to make any payment hereunder when due, whether for Rent or otherwise; or (b) any financial report or statement, certificate, statement, representation or warranty at any time furnished or made by or on behalf of Tenant or any guarantor of any of Tenant's obligations hereunder, including, without limitation, any representation or warranty made by Tenant herein, proves to have been false or misleading in any material respect at the time as of which the facts therein set forth were stated or certified, or any such financial report or statement has omitted any material contingent or unliquidated liability or claim against Tenant or any such guarantor; or (c) Tenant or any guarantor of any of Tenant's obligations hereunder shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder or under any guaranty agreement; or (d) Tenant or any guarantor of Tenant's obligations hereunder shall be in breach of or in default in the payment and performance of any obligation owing to Landlord, whether or not related to this Lease and howsoever arising, whether by operation or law or otherwise, present or future, contracted for or acquired, and whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured; or (e) Tenant or any guarantor of any of Tenant's obligations hereunder shall cease doing business as a going concern, make an assignment for the benefit of creditors, generally not pay its debts as they become due or admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of the Bankruptcy Code, 11 U.S.C. Section 101, ET SEQ. (the "Bankruptcy Code"), be adjudicated an insolvent, file a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law, rule or regulation, or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver, custodian or other similar official for it or of all or any substantial part of its assets or properties, or take any action looking to its dissolution or liquidation; or (f) an order for relief against Tenant or any guarantor of any of Tenant's obligations hereunder shall have been entered under any chapter of the Bankruptcy Code, or a decree or order, by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against Tenant or any guarantor of any of Tenant's obligations hereunder under any present or future statute, law, rule or regulation, or within thirty (30) days after the appointment without Tenant's or such grantor's consent or acquiescence of any trustee, receiver, custodian or other similar official for it or such grantor or of all or any substantial part of its or such guarantor's assets and properties, such appointment shall not be vacated; then Landlord may re-enter and repossess the Premises, together with any and all improvements thereon and additions thereto, and/or pursue any remedy permitted by law or equity for the enforcement of the provisions hereof. In the alternative, and at Landlord's election, Landlord may give to Tenant at any time after the occurrence of such default written notice of Landlord's election to terminate this Lease on a date to be specified in the notice, not less than ten (10) days after the giving thereof; and upon the date specified in the notice, this Lease and the Term shall (except for the continued liability of Tenant as hereinafter provided) expire and come to an end as fully and completely as if the date specified in the notice were the date definitely fixed in this Lease for the expiration of the Term, and Tenant shall quit and surrender the Premises, on or before the stated date, to the Landlord, without cost or charge to Landlord.

    24.2. LANDLORD'S ADDITIONAL REMEDIES FOR DEFAULT. If this Lease or the Tenant's possession of the Premises should be terminated as herein provided or by reentry, summary dispossession proceedings or any other method then Landlord may, at Landlord's option, as an additional or alternative remedy
(a) relet the Premises or any part or parts thereof for the account of Tenant for the remainder of the Term, as herein originally specified, or (b) relet the Premises or any part or parts thereof for a period extending beyond the date when this Lease would have expired but for such prior expiration on default or for such reentry and termination, and deem that portion of the period within the Term, as herein originally specified, as a rental for the account of Tenant (which such reletting may provide for reasonable concessions in rent or a reasonable free rent period, but without thereby in any way affecting Tenant's liability hereunder for the Rent payable under this Lease for the period of such concession or free rent) and, in any of such events, Landlord may receive the rent therefor, applying the same first to the payment of such expenses of every kind and nature as the Landlord may have incurred or assumed in recovering the possession of the Premises and in connection with the reletting of the Premises, and then (to the extent of the remainder of so much of the said rental as shall have been received with respect to the Term, as herein originally specified) to the fulfillment of the covenants and agreements of Tenant hereunder including the payment of the Rent herein reserved, and Tenant shall remain liable as herein provided, but there shall be no obligation on the part of Landlord to relet nor any liability on its part for failure to relet, and Tenant's liability shall not be diminished or affected by such failure to relet, or the giving of such rental or other concessions in the event of any reletting, as aforesaid.

    24.3 TENANT'S LIABILITY FOR DEFAULT. If this Lease is terminated as herein provided, or if Tenant's possession is terminated by reentry, summary dispossession proceedings or any other method, whether or not the Premises is relet, then Tenant shall, until the time when this Lease would have expired but for such prior expiration or for such reentry, summary dispossession or termination, continue or remain liable for the Rent herein reserved less the avails of any such reletting (after the deduction therefrom of all expenses incurred by Landlord in recovering such possession and in reletting including, but not by way of limitation, broker's fees, reasonable counsel fees and costs of renovation), if any, and the same shall be due and payable by Tenant to Landlord at the time specified for the payment thereof, so that upon each of such days Tenant shall pay to Landlord the amount of the deficiency then existing. Upon such expiration, termination or reentry as aforesaid, neither Tenant nor Tenant's creditors and representatives shall thereafter have any right, legal or equitable, in or to the Center, the Premises or any portion thereof, or in or to the repossession of same, or in, to or under this Lease, and Tenant hereby waives any and all right or redemption which may then be provided by law. The words "reenter" and "reentry" as used in this Lease shall not be deemed to be restricted to their technical legal meaning.

    24.4 ALL SUMS DEEMED RENT. Any and all mention in this Section 24 of the "Rent" herein reserved after the termination of this Lease as in this Section 24 provided, or after the termination of Tenant's possession by reentry, summary dispossession or other method as herein provided, shall be deemed to refer to the Basic Rent plus all Additional Rent and such additional sums as the Tenant shall be obligated to pay to Landlord under any of the terms, covenants and conditions of this Lease, whether or not designated or indicated herein to be payable as Basic Rent or Additional Rent, and all such sums shall constitute Rent for the purposes of Section 502(b)(6) of the Bankruptcy Code, 11 U.S.C. Section 502(b)(6).

    24.5 DISTRAINT FOR RENT. In addition to, and not in substitution for the remedies provided in this Section 24, if Tenant fails to pay any rent when due, beyond any applicable grace period, Landlord shall have the right to distrain therefor.

    24.6 NO IMPLIED WAIVER OF LANDLORD'S RIGHT. The failure of Landlord to insist in any one or more instances upon the performance of any of the covenant or conditions of this Lease, or to exercise any right or privilege herein conferred shall not be construed as thereafter waiving or relinquishing Landlord's right to the performance of any such covenants, conditions, rights or privileges, and the same shall continue and remain in full force and effect, and the waiver of one default or right shall not constitute waiver of any other default, and the receipt of any rent by Landlord from Tenant or any assignee or subtenant of Tenant, whether the same be Rent that originally was reserved or that which may become payable under any covenants herein contained, or of any portion thereof, shall not operate as a waiver of Landlord's right to enforce the payment of the Additional Rent or of any of the other obligations of this Lease by such remedies as may be appropriate, and shall not waive or avoid Landlord's right at any time thereafter to elect to terminate this Lease, on account of such assignment, sub-letting, transferring of this Lease or any other breach of any covenant or condition herein contained, unless evidenced by Landlord's written waiver thereof. The acceptance of Rent or any other consideration by Landlord at any time shall not be deemed an accord and satisfaction, and Landlord shall have absolute discretion to apply same against any sum for any period or reason due hereunder without the same constituting a release of any other sums remaining due and unpaid.

    24.7 LANDLORD'S COSTS AND EXPENSES. If suit is brought for the recovery of possession of the Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, for the preservation or enforcement of any other rights or remedies accruing to Landlord under this Lease or because of the breach of any covenant herein contained on the part of the Tenant to be kept or performed, then Tenant shall pay all of Landlord's expenses, including reasonable attorneys' fees, and such fees and expenses shall be deemed Additional Rent.

    24.8 TENANT'S WAIVER. Tenant shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by Landlord on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises and/or any claim of injury or damage. If Landlord commences any proceedings for the non-payment of Rent or Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant.

    25. GRACE PERIOD. Anything contained in any of the foregoing provisions of this Lease to the contrary notwithstanding, neither party hereto will exercise any right or remedy provided for in this Lease or allowed by law because of any default of the other, unless such party shall first have given notice thereof to the other, and the other, within a period of five (5) days thereafter, shall have failed to pay the sum or sums due if the default shall consist of the failure to pay money, or, if the default shall consist of something other than the payment of money, shall have failed promptly thereafter to begin to cure such default, and shall have failed to cure such default within a reasonable period of time in any event not to exceed thirty
(30) days from the date of such notice; provided, that no such notice from Landlord shall be required, nor shall the Landlord be required to allow any part of the said notice period, (a) more than two (2) times during any twelve
(12) month period, or (b) if the Tenant shall have removed from or shall be in the course of removing from the Premises, or (c) if a petition in bankruptcy or for reorganization shall have been filed by or against the Tenant, resulting in the entry of an Order For Relief under the Bankruptcy Code, 11 U.S.C. Section 101, ET SEQ., or (d) if a receiver or trustee shall have been appointed for Tenant and such appointment and such receivership or trusteeship shall not be terminated within thirty (30) days thereafter; or
(e) if the Tenant shall have made an assignment for the benefit of creditors, or (f) if Tenant shall have been levied upon and is about to be sold out upon the Premises by any sheriff, marshall or constable.

    SECTION 26. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed given on the day on which same were posted. Notices to Tenant shall be addressed to Tenant's Notice Address. Notices to Landlord shall be addressed c/o Nottingham Properties, Inc., 100 West Pennsylvania Avenue, Towson, Maryland 21204, with a carbon copy to any other persons designated by Landlord. Either party may, at any time, in the manner set forth for giving notices to the other, set forth a different address to which notices to it shall be sent.

    SECTION 27. TENANT'S CERTIFICATE. Tenant agrees at any time and from time to time within ten (10) days after Landlord's written request, to execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying or stating: (a) that this Lease is unmodified and in full force and effect (or if there shall then have been modifications, that the same is in full force and effect as so modified, and setting forth such modifications); (b) that the Premises have been completed by Landlord in accordance with Section 4 hereof, (or if not so completed, stating the respects in which not completed); (c) that Tenant has accepted possession of the Premises, the date upon which the Term has commenced and the date of the expiration of the Term of this Lease; (d) the dates to which Rent and other charges have been paid in advance, if any; (e) whether or not to the best knowledge of the signer of such certificate Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default of which the signer may have knowledge; (f) as to any other matters as may be reasonably so requested; and (g) that it is understood that such instrument may be relied upon by any prospective purchaser, mortgages, assignee or lessee of Landlord's interest in this Lease, in the Center, or any portion or part thereof.

    SECTION 28. THE LANDLORD. As used herein, the term "Landlord" means the Landlord named hereinabove as well as its heirs, personal representatives, successors and assigns, and any other subsequent owner of the leasehold estate or reversion in the Premises, as well as the heirs, personal representatives, successors and assigns of any such subsequent owner, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had had he originally signed this Lease as Landlord, but any such person, whether or not named herein, shall have no liability hereunder after he shall cease to hold the title to or a leasehold interest in the said real estate, except for obligations which may have theretofore accrued. Neither Landlord nor any principal of Landlord, whether disclosed or undisclosed, shall have any personal liability with respect to this Lease or the Premises, and if Landlord shall breach or default with respect to its obligations or otherwise under this Lease, Tenant shall look solely to the Premises and to the rents, profits and issues to be received therefrom.

    SECTION 29. THE TENANT. As used herein, the term "Tenant" means the Tenant named in this Lease as well as its heirs, personal representatives, successors and assigns, each of which shall be under the same obligations, liabilities, and disabilities and have only such rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant, immediate or removed, unless the assignment to such assignee shall have been consented to in writing by the Landlord, as aforesaid. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101, ET SEQ., shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such Assignee shall upon demand execute and deliver unto Landlord an instrument confirming such assumption.

    SECTION 30. TENANT'S STATEMENT. Tenant shall furnish Landlord, when requested, annually, a copy of its annual audited and certified financial statement. It is mutually agreed that the Landlord may deliver a copy of such statements to its mortgagee and that Landlord's employees may review such statements, but otherwise, Landlord shall treat such statements and information contained therein as confidential.

    SECTION 31. RECORDING. Neither this Lease, nor any memorandum, affidavit, or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision, shall make this Lease null and void at

Landlord's election. Notwithstanding the foregoing prohibition, either party may request that the other party execute a memorandum or short form lease for recording, containing the name of the parties, the legal description and term of the Lease. The party so requesting such recordation shall pay all of the costs (including any transfer taxes and Recordation taxes) payable in connection with such recordation, except that Tenant covenants that if at any time any mortgagee of Landlord's interest in the Premises, any trustee or beneficiary under a deed of trust constituting a lien upon the Building of which deed of trust Landlord is grantor, or a landlord of Landlord in respect to the real property upon which the Building is situate, shall require the recordation of this Lease, or if the recordation of this Lease shall be required by any valid governmental order or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or recordation taxes, or both such taxes on this Lease, then Tenant shall execute such acknowledgements as may be necessary to effect such recordations and pay, upon request of Landlord, all recording fees, transfer taxes and/or recordation taxes payable on, and/or in connection with this Lease and/or such recordation.

    SECTION 32. APPLICABLE LAW. This Agreement shall be given effect, and shall be construed by application of the law of Maryland.

    SECTION 33. SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected hereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

    SECTION 34. ACCEPTANCE OF THE PREMISES. By its entry into this Lease, Tenant represents and acknowledges to Landlord that Tenant has satisfied itself as to the use which it is permitted to make of the Premises and has inspected the Premises, and the streets, sidewalks, curbs, utilities and access ways contiguous to or adjoining the same, that the same are in all ways acceptable to Tenant for use by Teant pursuant to this Lease, in the condition or state in which they are now found (or will exist, upon completion in accordance with such plans and specifications), and that Landlord has made no express or implied warranty, representation or covenant to or with Tenant with respect to the same, other than as may be set forth expressly herein.

    SECTION 35. BROKERAGE. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Fidelity Management Company, whose commission Landlord covenants and agrees to pay in the amount agreed between Landlord and such broker or brokers. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation, commissions or charges claimed by any broker other than those stated above or any other agent with respect to this Lease or the negotiation thereof.

    SECTION 36. ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto set forth all the promises, agreements, conditions and understandings between Landlord and Tenant with respect to the Premises, and there are no promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed and delivered by each of them.

    SECTION 37. HEADINGS. The headings of the sections and subsections hereof are provided herein for convenience of reference only, and shall not be considered in construing the contents of such sections or subsections.

    SECTION 38. WASTE OR NUISANCE. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building, or in the Center, or which may disturb the quiet enjoyment of any person outside the Building or the Center in contravention of such person's legal rights.

   SECTION 39. EXCUSE OF LANDLORD'S PERFORMANCE. Anything in this Agreement to the contrary notwithstanding, provided such is not due to Landlord's willful act or neglect, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if the same shall be due to any strike, lockout, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, through act of God or other causes beyond control of Landlord.

   SECTION 40. JOINT AND SEVERAL LIABILITIES. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general laws subject to personal liability, the liability of each such member shall be joint and several.

   SECTION 41. APPROVAL OF LENDER. This Lease Agreement is contingent upon the approval of any and all mortgagees and other lenders of Landlord. Landlord shall have thirty (30) days from the execution of this Lease Agreement to obtain all necessary approvals from its mortgagee and other lenders; and, thereafter, shall have the right to extend said approval period for an additional ten (10) days upon written notice to Tenant. If such approvals cannot be obtained within the aforesaid period, Landlord shall have the right, at its election, to terminate this Lease upon written notice to Tenant and shall refund any deposit paid pursuant to Subsection 5.2, and thereafter the rights and duties of the parties hereunder shall be null and void and be of no further force and effect.

   SECTION 42. RELOCATION. Landlord reserves the right at its option and at Landlord's sole cost and expense (including all moving expenses of Tenant) to relocate the Premises hereby leased to another area within the Building in which the Premises hereby leased is located or within any other building owned or controlled by Landlord and situate upon any of Lots 2C, 2D, 2E or 2F as shown on a plat entitled "Resubdivision of Lot 2, White Marsh Business Center," which plat is recorded among the Land Records of Baltimore County in Plat Book EHKJr. No. 52, Folio 143, or any resubdivision thereof; provided such new location shall be comparable to the Premises hereby leased and provided Landlord gives Tenant thirty (30)* days prior written notice of such relocation.
*of substantially equivalent space

   SECTION 43. ZONING AND LICENSE APPROVALS. Anything herein elsewhere contained to the contrary, this Lease and all the terms, covenants, and conditions hereof are in all respects subject and subordinate to all zoning restrictions affecting the Leased Premises, and the Building in which they are located, and Tenant agrees to bound by such restrictions. Landlord further does not warrant that any license or licenses, permit or permits, which may be required for the business to be conducted by Tenant on the Leased Premises will be granted, or, if granted, will be continued in effect or renewed, and any failure to obtain such license or licenses, permit or permits, or any revocation thereof or failure to renew the same, shall not release the Tenant from its obligations under this Lease Agreement.

   SECTION 44. CORPORATE APPROVAL. If Tenant is a corporation, Tenant covenants and warrants that it has the requisite corporate approval to enter into and execute this Lease Agreement and accordingly, shall provide to Landlord, within ten (10) days of its execution of this Lease Agreement, a copy attested by a duly authorized officer of such corporation of an executed resolution by its Board of Directors, authorizing the execution of this Lease Agreement and authorizing the individual executing this Lease Agreement to execute said Agreement on behalf of and in the name of the Corporation. If Tenant shall fail to provide the executed resolution within the time period required under this Section, Landlord may, at its option, declare this Lease Agreement to be null and void and of no further force or effect.

   SECTION 45. RIDER. A Rider consisting of 1 page, with Section numbered 46 and 47 is attached hereto and made a part hereof.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Lease, or have caused the same to be executed on their respective behalves by their duly authorized representatives, the date and year first above written.

                                       LANDLORD:

WITNESS: WHITE MARSH BUSINESS CENTER LIMITED PARTNERSHIP, by its General Partner, NOTTINGHAM PROPERTIES, INC., a Maryland corporation




-------------------------------------  By: -----------------------------(SEAL)
                                           P. Douglas Dollenberg,
                                           President

                                       TENANT:

WITNESS OR ATTEST:                     TOWSON COPY PRODUCTS, INC.,
                                       a Maryland corporation




-------------------------------------  By: -----------------------------(SEAL)
                                           Kathleen P. Barbera,
                                           President

   If Tenant is a corporation, an authorized officer must sign on behalf of the corporation, and in doing so such officer shall be deemed to have personally given the covenants and warranties contained in Section 44 hereof. This Lease must be executed for Tenant, if a corporation, by the president or vice-president and attested by the secretary or assistant secretary, unless the by-laws or a resolution of the board of directors shall provide that another officer is authorized to execute the Lease, in which event, a certified copy of the by-laws or resolution of the board of directors shall provide that such other officer is authorized to execute the Lease, and shall be furnished to Landlord.

STATE OF MARYLAND,
COUNTY OF BALTIMORE, to wit:

   I HEREBY CERTIFY that on this _____ day of November, 1988, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared P. DOUGLAS DOLLENBERG, known to be or satisfactorily proven to be the person whose name is subscribed to the foregoing instrumnet, who acknowledged that he is the President of Nottingham Properties, Inc., a Maryland corporation, which is the General Partner of WHITE MARSH BUSINESS CENTER LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Maryland, that he has been duly authorized to execute, and has executed, such instrument on behalf of said partnership for the purposes therein set forth, and that the same is its act and deed.

    AS WITNESS my hand and Notarial Seal


                                       ---------------------------------------
                                                    Notary Public
                                       My Commission Expires: 7/1/90

STATE OF MARYLAND,
COUNTY OF BALTIMORE, to wit:

    I HEREBY CERTIFY that on this ____ day of November, 1998, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared KATHLEEN P. BARBERA, known to me (or satisfactorily proven) to be the President of TOWSON COPY PRODUCTS, INC., and that she as such officer, being duly authorized so to do, did execute the foregoing Lease Agreement on behalf of said Corporation, and she acknowledged the foregoing Lease Agreement to be the act and deed of said Corporation.

    AS WITNESS my hand and Notarial Seal.


                                       ---------------------------------------
                                                    Notary Public
                                       My Commission Expires:

                   RIDER ATTACHED TO AND MADE A PART OF THE
                WHITE MARSH BUSINESS CENTER AGREEMENT OF LEASE
                         DATED: NOVEMBER ____, 1988
                  BY AND BETWEEN: WHITE MARSH BUSINESS CENTER
                     LIMITED PARTNERSHIP AS LANDLORD AND
                    TOWSON COPY PRODUCTS, INC., AS TENANT

    Section 46. RENT ABATEMENT. The Tenant shall pay no Basic Rent for the first four (4) calendar months of the first Lease Year.

    Section 47. RENEWAL OPTION. Provided Tenant is not in default of any of its obligations hereunder and is in possession of the Premises, Tenant shall be entitled to renew this Lease for five (5) years immediately following the expiration of the original or previous Term on the same terms, conditions, and provisions as are set forth in this Lease with the same force and effect as though this Lease had originally provided for a nine (9) year, four (4) month, Term, with the following conditions:

      (a) Tenant will give written notification to the Landlord no later than ninety (90) days prior to the termination date of the original Term of his election to renew this Lease.

      (b) Beginning with and as of the first day of the renewal Term, the Basic Rent and each monthly installment thereof payable during the renewal Term shall be adjusted and modified according to the following formula:

      If the Consumer Price Index for all Urban Consumers (the "Index") for Baltimore, Maryland (1967 - 100), as determined and published by the United States Department of Labor, Bureau of Labor Statistics, based on all items, for the month preceding the commencement of the renewal term shall exceed said Index in effect as of the original Term of the Lease, then, in lieu of the Basic Rent as set forth in Section 1.6 respecting the original Term of the Lease, the Basic Rent for each year of the renewal Term shall be an amount equal to the Basic Rent as set forth in Section 1.6 multiplied by a fraction, the numerator of which shall be the Index for the month preceding the commencement of the renewal Term and denominator of which shall be the Index in effect as of the commencement of the original Term of the Lease, provided, however, that in no event shall the Basic Rent be less than that set forth in Subsection 1.6. The index will be adjusted in the event that said Index shall be converted and, if the Index shall cease to be published, an Index as nearly comparable as possible shall be used by the parties.

    In witness whereof the parties have hereto set their hands and seals as of the day and year first above written.

                                       LANDLORD:

                                       WHITE MARSH BUSINESS CENTER LIMITED
                                       PARTNERSHIP, a Maryland limited
                                       partnership by its General Partner,

WITNESS:                               NOTTINGHAM PROPERTIES, INC.,
                                       a Maryland corporation
-------------------------------------  By: ----------------------------- (SEAL)
                                           P. Douglas Dollenberg,
                                           President

                                       TENANT:

WITNESS                                TOWSON COPY PRODUCTS, INC., a Maryland
                                       corporation

-------------------------------------  By: ----------------------------- (SEAL)
                                           Kathleen P. Barbera, President

                                      -1-
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